UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
November 18, 2019
Date of Report (Date of earliest event reported)
FRANK'S INTERNATIONAL N.V.
(Exact name of Registrant as specified in its charter)

The	Netherlands	001-36053		98-1107145
(State or other jurisdiction of incorporation)		(Commission File Number)		(IRS Employer Identification Number)

Mastenmakersweg 1
		1786 PB	Den Helder
		The	Netherlands
(Address of principal executive offices)

+31 (0)	22	367 0000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, €0.01 par value	FI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 18, 2019, Frank’s International N.V. (the “Company”) announced the appointment by the board of managing directors (the “Management Board”) and the board of supervisory directors (the “Supervisory Board”) of (i) Steve Russell to serve as Senior Vice President, Operations, effective November 18, 2019 (ii) Nigel Lakey to serve as Senior Vice President, Technology, effective November 18, 2019, and (iii) Melissa Cougle to serve as principal accounting officer, effective November 18, 2019. On November 18, 2019, the Company also announced that Scott McCurdy, who currently serves as President, Blackhawk Specialty Tools, for the Company, will depart the Company effective December 31, 2019 (the “McCurdy Separation Date”), and that Darren Miles will cease to serve as principal accounting officer of the Company as of November 18, 2019.
Appointment of Mr. Russell
Prior to his appointment to serve as Senior Vice President, Operations, Mr. Russell, age 52, has served as President, Tubular Running Services for the Company, a position he has held since June 2018. Prior to serving in that position, he served as the Company’s Senior Vice President, Human Resources from May 2017. Prior to joining the Company, Mr. Russell served as Vice President, Human Resources for Archer Ltd., a global oil services company, from 2011 until 2017. Previously, Mr. Russell served as Global Inventory Manager for Schlumberger Ltd., a global oilfield services company, and prior to that, Mr. Russell served in a variety of roles for Schlumberger Ltd. Mr. Russell has over 25 years of experience in the oilfield services industry, with an emphasis on strong line management, human resources and supply chain management in North America, Europe, Asia, and Russia. Mr. Russell received a Master’s in Chemical Engineering from the Imperial College of Science & Technology in London, England.
The compensatory arrangements for Mr. Russell’s employment will not materially change as a result of the appointment to serve as Senior Vice President, Operations.
There are no understandings or arrangements between Mr. Russell and any other person pursuant to which Mr. Russell was selected to serve as Senior Vice President, Operations, other than his employment relationship set forth above. Mr. Russell does not have any relationships requiring disclosure under Item 401(d) of Regulation S-K or any interests requiring disclosure under Item 404(a) of Regulation S-K.
Appointment of Mr. Lakey
Prior to his appointment as Senior Vice President, Technology, Mr. Lakey, age 61, has served as President, Tubular and Drilling Technologies for the Company, a position he has held since June 2018. Prior to joining the Company, Mr. Lakey served as President and Chief Executive Officer of Reservoir Drilling Solutions, Inc. (“Reservoir Drilling Solutions”), a privately held drilling, completions and production technology business, a position he held since founding Reservoir Drilling Solutions in October 2013. He also served as a Director and Chief Executive Officer of Fratex Incorporated, a privately held company active in the development and commercialization of intellectual property associated with drilling, completion and reservoir exploitation technology, a role he held since June 2012 and as President and Chief Executive Officer of Condor Asset Management, LLC, a privately held company focused on the maximization of asset performance and hydrocarbon recovery through the application and implementation of novel reservoir access and management solutions, a role he held since June 2012. Prior to the assumption of those roles, Mr. Lakey served as Vice President, Exploration and Production for Turnkey E&P Corporation from 2009 to 2010 and Senior Vice President, Marketing & Business Development for Tesco Corporation from 1997 to 2009. Mr. Lakey has over 39 years of upstream sector experience, including his more than 10 years as an executive officer of a publicly traded global oilfield service and supply company. Mr. Lakey received his Bachelor of Science in Mechanical Engineering from the University of Alberta, and he is a Certified Petroleum Engineer.
In connection with his appointment as Senior Vice President, Technology and pursuant to an offer letter agreement between Mr. Lakey and the Company (the “Lakey Offer Letter”), Mr. Lakey will receive an increase in his annual base salary to $350,000 effective as of the first payroll cycle following his appointment. All other material terms of Mr. Lakey’s compensation will be unchanged. Mr. Lakey will continue to be eligible to participate in the Company’s benefit plans and programs generally available to the Company’s senior executives.

The foregoing description of the Lakey Offer Letter is qualified by reference to the full text of the Offer Letter, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.
There are no understandings or arrangements between Mr. Lakey and any other person pursuant to which Mr. Lakey was selected to serve as Senior Vice President, Technology. Mr. Lakey does not have any relationships requiring disclosure under Item 401(d) of Regulation S-K or any interests requiring disclosure under Item 404(a) of Regulation S-K.
Appointment of Ms. Cougle
Prior to assuming the role of principal accounting officer, Ms. Cougle has served as Senior Vice President and Chief Financial Officer of the Company since May 2019, which positions she will continue to hold. Prior to joining the Company, Ms. Cougle served as CFO of National Energy Services Reunited, a publicly traded oilfield services provider with operations focused in the Middle East-North Africa region. She previously worked 13 years for Ensco plc, a global offshore drilling contractor, where she held multiple senior positions in treasury, capital management, finance and administration, corporate accounting, internal audit, and management reporting and financial systems. Ms. Cougle began her career in the audit and consulting practices of Arthur Andersen LLP which became Protiviti. She is a certified public accountant and holds a Bachelor of Science degree in Accounting from Louisiana State University.
The compensatory arrangements for Ms. Cougle’s employment will not change as a result of the appointment to serve as principal accounting officer.
There are no understandings or arrangements between Ms. Cougle and any other person pursuant to which Ms. Cougle was selected to serve as principal accounting officer, other than her employment relationship set forth above. Ms. Cougle does not have any relationships requiring disclosure under Item 401(d) of Regulation S-K or any interests requiring disclosure under Item 404(a) of Regulation S-K.
Departure of Mr. McCurdy
In connection with his separation from the Company, Mr. McCurdy and the Company entered into a separation agreement (the “Separation Agreement”) pursuant to which Mr. McCurdy will receive certain severance and other benefits contingent on his execution and non-revocation of certain releases, which waive and release claims against the Company and related parties for any liability relating to his employment, and his compliance with certain restrictive covenants, including customary confidentiality provisions and non-competition and non-solicitation restrictions. The Separation Agreement provides that following the Separation Date, Mr. McCurdy will be eligible to receive (i) a cash severance payment in the amount of $340,000, payable in ten equal monthly installments; (ii) a lump sum payment equal to $12,500 to cover health care coverage continuation, to be paid within 60 days of the separation date; (iii) his short-term incentive award for 2019, calculated on the same basis as the Company’s other employees, with payment occurring at the same time as short-term incentive awards are paid to the Company’s other employees (iv) reimbursement of up to $7,500 for outplacement assistance; and (v) continued vesting of his outstanding restricted stock units awarded by the Company, pursuant to the terms of such awards and the terms of a special vesting agreement, provided that Mr. McCurdy satisfies certain restrictive covenants throughout the performance period.
The foregoing description of the Separation Agreement is qualified by reference to the full text of the Separation Agreement, a copy of which is expected to be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and the full text of the previously-filed award agreements evidencing certain outstanding equity awards and the full text of the Company’s previously filed U.S. Executive Retention and Severance Plan.

Item 7.01	Regulation FD Disclosure.
Frank’s International has announced leadership changes and an internal reorganization as part of the ongoing Profitability Improvement Project, or PIP. To date, we have identified and are initiating action in 20 different business areas which are designed to improve profitability by $30 million. We are planning additional actions to be effective in 2021 that will add another $15 million to profitability. We will continue to manage our business and measure our profitability on a segment basis and within each segment are our distinct product and service lines. Our technology development and commercialization, and the capital we allocate to our segments, will be based on the current and forecasted profitability of each product or service line. Some highlights of our reorganization are as follows:

•
Focus on Technology - The Company has a goal of ensuring that the right tools are in the right place at the right time to help our customers successfully execute their activities. This will be accomplished through our Technology group, including engineering, product/service line management, manufacturing and asset management organizations. Going forward, these areas will report to Nigel Lakey, who will assume the role of Senior Vice President, Technology.

•
Geographical Efficiency - Geographic management, day to day service delivery, customer engagement and the execution of all customer jobs will be under the direction of Steve Russell, who is assuming the role of Senior Vice President, Operations. Our geographic leadership will assume operational ownership of segments and associated product and service lines, regardless of the nature of that product or service.

The Operational Support leadership structure of the business will remain unchanged with Melissa Cougle overseeing Finance and IT, Natalie Questell managing HR, and John Symington directing the activities of the Legal department.
Both our Operations and Operations Support structures have made changes and staff reductions to adopt the new organizational structure with a goal of accommodating a more streamlined service delivery model and creating efficiencies going forward. These reductions have been difficult, but Frank’s is committed to continuing to deliver the outstanding customer service that has defined it for over 80 years, and all employee contributions are acknowledged and appreciated.
These changes are part of a broader, ongoing transformation into a right-sized, agile organization. We are better positioned to truly operate as One Frank’s, unified behind a customer-focused product and service offering across our global footprint. We remain an organization grounded in our One Frank’s values of safety, integrity, innovation, diversity and excellence.
The information contained in Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANK'S INTERNATIONAL N.V.

Date: November 18, 2019	By:	/s/ John Symington
John Symington
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

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